Exhibit 1.1

LUMIRADX LIMITED

Common Shares, par value $0.0000028 per common share

Underwriting Agreement

[●], 2022

Goldman Sachs & Co. LLC

Evercore Group L.L.C.

SVB Securities LLC

Raymond James & Associates, Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o	Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055

c/o	SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019

c/o	Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

LumiraDx Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [●] common shares (the “Firm Shares”) and, at the election of the Underwriters, up to [●] additional common shares (the “Optional Shares”), par value $0.0000028 per common share (“Common Shares”), of the Company. The Firm Shares and the Optional Shares, that the Underwriters elect to purchase pursuant to Section 2 hereof, are herein collectively called the “Shares.”

1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    A registration statement on Form F–1 (File No. 333-[●]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); and any “road show” as defined in Rule 433(h) under the Act, including any presentation or other visual aids used in connection therewith and irrespective of whether or not such road show is a “written communication” as defined in Rule 405 under the Act, is hereinafter called a “road show”;

(b)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission, and (C) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)    For the purposes of this Agreement, the “Applicable Time” is [●] [a.m./p.m.], New York City time, on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, each road show and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, each road show and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)    No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)    The Registration Statement and any post-effective amendment thereto at the time it became effective conformed or will conform, and the Prospectus and any further amendments or supplements thereto, at the time each was filed with the Commission, conformed or will conform, in all material respects, to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)    Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Disclosure Package, (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that is material to the Company and its subsidiaries, taken as a whole or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the

Registration Statement and the Pricing Disclosure Package and the Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, vesting or settlement, if any, of stock options, restricted share units or restricted shares or the award, if any, of stock options, restricted share units, restricted shares or other equity incentives in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Disclosure Package and the Prospectus or (ii) the exercise of warrants, the conversion of convertible notes or the issuance, if any, of shares upon conversion, exchange or exercise of the Company’s securities as described in the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company and its subsidiaries, taken as a whole, or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect in, or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity, prospects or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Disclosure Package, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g)    The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to, all personal property owned by them, in each case (other than, for the avoidance of doubt, intellectual property, which is covered exclusively in subjection (ll) below), free and clear of all liens, encumbrances and defects except as disclosed in the Pricing Disclosure Package and the Prospectus or such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are, to the Company’s knowledge, held by them, under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity; and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h)    Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and (ii), where applicable, duly qualified as a foreign corporation or other business entity for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(i)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and all of the issued share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and the Common Shares conform in all material respects to the description of the Common Shares contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent of any security granted pursuant to or in connection with the debt financing described in the Pricing Disclosure Package and the Prospectus; and, to the Company’s knowledge, none of the outstanding share capital or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary;

(j)    The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been complied with or otherwise effectively waived;

(k)    The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation by the Company of the transactions contemplated in this Agreement and the Pricing Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (B) the memorandum and articles of association (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the cases of sub-clauses (A) and (C), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing the Shares on the Nasdaq Global Market (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l)    Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(m)    The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Shares Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Common Shares, and under the captions “Certain Material U.S. Federal Income Tax Considerations”, “Underwriting”, “Business—Strategic Partners and Manufacturing and Supply Agreements” and “Business—Government Regulation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n)    Other than as set forth in the Pricing Disclosure Package and the Prospectus, There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or any of their properties or assets or to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries or any of their properties or assets (or such officer or director), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no such proceedings are, to the Company’s knowledge, threatened or contemplated by governmental authorities or others; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(o)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)    At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(q)    KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language (“XBRL”), if any, included in the Registration Statement is accurate to the extent required; and except as described in the Pricing Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law);

(s)    Since the date of the latest audited financial statements included in the Pricing Disclosure Package and Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(t)    The Company maintains a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) to comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u)    This Agreement has been duly authorized, executed and delivered by the Company;

(v)    The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby has been duly and validly taken;

(w)     (A) None of the Company or any of its subsidiaries, or any of their respective directors, officers (each in their capacity as such), nor, to the knowledge of the Company, any employee of the foregoing or any agent acting on behalf of the Company or any of its subsidiaries (with respect to employees and agents, only in their capacity as such) has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense, (ii) made, offered, promised or authorized any direct or indirect unlawful payment or provision of anything of value or (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices

Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws; (B) the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with such laws; and (C) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Shares hereunder in furtherance of any unlawful expense or any direct or indirect unlawful payment or in violation of any applicable anti-bribery or anti-corruption laws;

(x)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable financial recordkeeping and reporting requirements and anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and any similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency, of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y)    (A) None of the Company or any of its subsidiaries, or any of their respective directors, officers nor, to the knowledge of the Company, any employee, agent or controlled affiliate of the Company or any of its subsidiaries is a person or entity that is, or is 50% or more owned or otherwise controlled by one or more persons or entities that are, currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized, or resident in a country or territory that is the subject or target of Sanctions; (B) the Company will not directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions, to the extent in violation of Sanctions, or (ii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and (C) the Company and its subsidiaries have not during the past five years knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in any dealings or transactions with any person or entity, or in any country or territory, that, at the time of such dealing or transaction, is or was the subject or the target of Sanctions, to the extent in violation of Sanctions; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(z)    The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, the information required to be stated therein in accordance with IFRS. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(aa)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(bb)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(cc)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement;

(dd)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries and their respective directors and officers, and to the Company’s knowledge, their respective employees, agents and controlled affiliates, (i) are, and at all times have been, in compliance in all material respects with all applicable Health Care Laws (defined herein), including, but not limited to, the rules and regulations of the Food and Drug Administration (“FDA”), the U.S. Department of

Health and Human Services (“HHS”) Office of Inspector General, the Centers for Medicare & Medicaid Services, the HHS Office for Civil Rights, the U.S. Department of Justice and any other national, federal, regional, state, provincial, local, or foreign or other governmental authority or instrumentality, legislative body, court, administrative agency, regulatory body or authority, commission or instrumentality, including any supra-national or multinational authority having governmental or quasi-governmental powers, or any other industry self-regulatory authority (collectively, “Governmental Body”) having jurisdiction over the Company or any of its properties, and (ii) have not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other local, state federal or foreign equivalent healthcare program. For purposes of this Agreement, “Health Care Laws” shall mean all applicable Laws relating to the development, non-clinical, clinical testing, manufacture, production, analysis, certification, distribution, importation, exportation, use, handling, quality, sale or promotion of any medical device or other article (including any ingredient or component of the foregoing products) subject to European Union, European Union Member State’s Laws, including but not limited to Directive 98/79/EC on In Vitro Diagnostic Medical Devices and Regulation (EU) 2017/746 on In Vitro Diagnostic Medical Devices, , as well as the United Kingdom Medical Devices Regulations 2002 (SI 2002 No 618, as amended), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusion law (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. § 1395nn), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.), the statutes, regulations and directives of applicable federal healthcare programs, including but not limited to Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), any rules and regulations promulgated pursuant to the statutes listed herein, and any other applicable federal, state, foreign, national or supranational equivalent health care laws. The Company is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any Governmental Body. Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company has not received any notification, correspondence or any other written or oral communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any Governmental Body, or any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any court, arbitrator, Governmental Body or third party, of material non-compliance by, or liability of, the Company under any Health Care Laws;

(ee)    Each of the Company and its subsidiaries possesses, and is in material compliance with the terms of, all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses as currently conducted and granted by a Governmental Body to the Company or its subsidiaries, or otherwise required by applicable laws, including, but not limited to, CE Certificates of Conformity, CE Declarations of Conformity, UK Conformity Assessed marking, all Licenses required by the FDA, or any component thereof, the National Institutes of Health (“NIH”) and/or by any other Governmental Body (collectively “Licenses”). All Licenses are in full force and effect and the Company is not in violation in any material respect of any term or conditions of any License. Each of the Company and its subsidiaries has fulfilled and performed all of its respective obligations in all material respects with respect to the Licenses and, no event, circumstance or state of facts has occurred which allows, or after notice or lapse of time would allow, revocation, suspension or termination thereof or results in any other material impairment of the rights of the holder of any License. To the Company’s knowledge, no Governmental Body is considering limiting, suspending, varying, or revoking any License. Each third party that is a manufacturer, contractor or agent for the Company is in compliance in all material respects with all licenses required by applicable Health Care Laws insofar as they reasonably pertain to the Company or the Company’s products;

(ff)    All of the Company’s products are developed, investigated, manufactured, prepared, packaged, tested, labelled, advertised, promoted, presented and distributed in compliance in all material respects with the applicable Health Care Laws;

(gg)    To the Company’s knowledge, the components supplied to the Company by third parties based on specifications provided by the Company are manufactured by such third parties in accordance with such specifications in all material respects;

(hh)    The pre-clinical studies and clinical studies that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols and informed consents submitted to the FDA or any foreign Governmental Body exercising comparable authority, and all applicable laws and regulations; the descriptions of the pre-clinical studies and clinical studies conducted by or, to the Company’s knowledge, on behalf of the Company, and the results thereof, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus are accurate and complete in all material respects; the Company is not aware of any pre-clinical studies or clinical trials, the results of which reasonably call into question the results described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Company has not received any notices or correspondence from the FDA, or any Governmental Body exercising comparable authority, or any Institutional Review Board (as defined by FDA regulations) or Ethics Committee, requiring the termination, suspension, material modification or clinical hold of any pre-clinical studies or clinical trials conducted by or on behalf of the Company;

(ii)    To the Company’s knowledge and except as described in the Pricing Disclosure Package and the Prospectus, there are no facts or circumstances existing which form a reasonable basis for any regulatory or warning letters from any Governmental Body. Except as described in the Pricing Disclosure Package and the Prospectus, there have been no material recalls, corrections, repairs, replacements, refunds, safety alerts or other notices, in each case, relating to an alleged lack of safety, efficacy or regulatory compliance of any of the Company’s products, or detentions, withdrawals, seizures, terminations or suspensions of manufacturing, or other adverse regulatory actions requested or threatened relating to the Company’s products, and no field notifications, field corrective actions or safety alerts, or, to the Company’s knowledge, any facilities where any such products are produced, processed, packaged or stored and, except as described in the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have not, within the last five years, either voluntarily or at the request of any Governmental Body, initiated or participated in a material recall, correction, repair, replacement, refund, safety alert or other notice, in each case, relating to an alleged lack of safety, efficacy or regulatory compliance of any of the Company’s products, or any detention, withdrawal, seizure, termination or suspension of manufacturing of, or provided post-sale warnings regarding, any of the Company’s products. To the Company’s knowledge, except as described in the Pricing Disclosure Package and the Prospectus, there are no facts or circumstances existing which are reasonably likely to cause (x) a material recall, market withdrawal or replacement of any of the Company Products or (y) a material change in the marketing classification or a material change in the labeling of any such product or (z) a termination or suspension of the marketing of such product;

(jj)    To the Company’s knowledge, no event has occurred, or condition or state of facts exists which would reasonably be expected to result in liability related, in whole or in part, to any of the Company’s products, nor is there any complaint, claim, litigation or other suit pending against the Company or its subsidiaries related to product liability for the Company’s products, except, in each case, where such liability would not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect;

(kk)    Neither the Company nor its subsidiaries, directors, officers, or employees nor, to the knowledge of the Company, any of its or their respective agents (including clinical investigators), has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or equivalent in any jurisdiction or from any government or public sector tender procedure or framework of any jurisdiction or comparable foreign health care programs or, is or has been subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion, or convicted of any crime or engaged in any conduct including the termination of any government or public sector contract due to poor performance that would, in each case, reasonably be expected to result in debarment under 42 U.S.C. § 1320a-7 or 21 U.S.C. § 335a or debarment, suspension or exclusion from healthcare programs or government or public sector tender procedures under any comparable foreign law;

(ll)    The Company and its subsidiaries own, or possess valid and enforceable license rights in, or have adequate rights to use, all patents, patent rights, inventions, copyrights and registrations and applications thereof, works of authorship, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names, trade names, licenses, software, systems and technology (collectively, “Intellectual Property”) purported to be owned by the Company and its subsidiaries or currently employed or used by them, or otherwise necessary for, in the conduct of their respective businesses now operated by them or currently proposed to be operated by them (collectively, “Company Intellectual Property”) insofar as such Company Intellectual Property is disclosed in the Pricing Disclosure Package and Prospectus, except where the failure to own or possess such rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To their knowledge, the Company and its subsidiaries, and the conduct of their respective businesses and the proposed conduct of their businesses, does not and will not infringe, misappropriate or otherwise violate any Intellectual Property rights of others, except where such infringement, misappropriation or violation would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Company Intellectual Property and, to the Company’s knowledge, except as disclosed in the Pricing Disclosure Package and the Prospectus, there is no pending or threatened action, suit, proceeding or claim by others (i) challenging the Company’s or its subsidiaries’ rights in or to any Company Intellectual Property, and the Company and its subsidiaries are unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (ii) challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company and its subsidiaries are unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (iii) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Pricing Disclosure Package or the Prospectus as under development, infringe or violate, any Intellectual Property of third parties, and the Company and its subsidiaries have not received any notice of, and are unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, except, in each case, where such action, suit, proceeding or claim would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Intellectual Property owned by the Company has not been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part. To the knowledge of the Company and its subsidiaries, there are no material defects in any of the patents or patent applications, trademark applications or trademark registration, or copyright registrations included in the Company Intellectual Property. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company or any subsidiary, and, to the Company’s knowledge, all such agreements are in full force and effect. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard the Company Intellectual Property, including payment of applicable maintenance fees, filing of applicable statements of use, timely responding to office actions, complying with the duties of candor and good faith required by the United States Patent and Trademark Office, and the disclosure of any required information, and the execution of appropriate nondisclosure, confidentiality agreements, invention assignment agreements, and intellectual property assignment agreements and invention assignments and intellectual property assignments with their employees, consultants and contractors, except where the failure to take such steps would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of (i) any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement with the Company or any of its subsidiaries or (ii), to the knowledge of Company, any restrictive covenant to or with a former employer or independent contractor, where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or any of its subsidiaries or actions undertaken while employed or engaged with the Company or any of its subsidiaries except, in the case of the foregoing clauses (i) and (ii), where such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(mm)    No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing, threatened or imminent material labor disturbance by the employees of any of its principal suppliers or contractors;

(nn)    (A) The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except where failure to be so insured would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and (C) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, taken as a whole, reasonably be expected to have a Material Adverse Effect;

(oo)    The Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date of this Agreement, including any sales pursuant to Regulation D or S of the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or convertible notes;

(pp)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement, or have requested extensions thereof, and have paid all taxes required to be paid thereon (except for where the failure to file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or except as currently being contested in good faith and for which reserves required by IFRS have been created in the audited financial statements included in the Pricing Disclosure Package), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect; the charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(qq)    From the time of closing of the business combination pursuant to that certain merger agreement, dated as of April 6, 2021, by and among the Company, LumiraDx Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of LumiraDx Limited, and CA Healthcare Acquisition Corp., a Delaware corporation, through the date of this Agreement, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(rr)    The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases, and any other information technology systems owned, licensed, leased, or otherwise used by the Company, including any such equipment or technology maintained or provided by any third parties to Company or its subsidiaries (collectively, “IT Systems”) are (A) adequate for, and operate and perform in all material respects as required in connection with the business of the Company and its subsidiaries as currently conducted, and (B) free and clear of all bugs, errors, defects, malware, harmful code, and other corruptants, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have at all times implemented and maintained all commercially reasonable controls, policies, procedures and safeguards designed to maintain and protect their confidential, proprietary, and sensitive information and the privacy, confidentiality, integrity, availability, continuous operation, redundancy and security of all IT Systems and data (including all information that relates to an identified or identifiable individual or is regulated as “personal information”, “personally identifiable information”, “personal data”, or any similar information governed by laws relating to privacy, data protection, or data security (“Personal Data”)) (together with the Company’s confidential, sensitive, or proprietary data, (“Protected Information”)) used in connection with the business of the Company or its subsidiaries. The Company and its subsidiaries have established and maintained commercially reasonable disaster recovery and security plans, procedures and facilities for their business, including, without limitation, for the IT Systems, Protected Information and data held or used by or for the Company and its subsidiaries. To the Company’s knowledge, except as described in the Pricing Disclosure Package and the Prospectus, there have been no actual or reasonably suspected breaches or attacks involving, violations of, outages involving, or accidental, unlawful, or unauthorized destruction of, loss of, alteration of, uses of, or accesses to, any IT Systems or Protected Information (collectively as “Breach”), and the Company and its subsidiaries have not been notified of, and have no knowledge of, any fact or circumstance that would reasonably be expected to result in any such Breach;

(ss)    The Company and its subsidiaries have at all times complied in all material respects with all (A) applicable laws, statutes, regulations, directives, self-regulatory guidelines and standards concerning the protection, collection, use, disclosure, transfer, storage, disposal, confidentiality, integrity, availability, privacy, and security of IT Systems and Personal Data (including the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); the United Kingdom General Data Protection Regulation (“UK GDPR”) and the United Kingdom Data Protection Act 2018 (“UK DPA 2018”); and the California Consumer Privacy Act (“CCPA”)); and (B) all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Protected Information and to the protection of such IT Systems and Protected Information from unauthorized use, access, misappropriation or modification (collectively, the “Data Protection Requirements”);

(tt)    The Company and each of its subsidiaries (A) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, Data Protection Requirements, (B) have no knowledge of any fact or circumstance that would reasonably indicate the Company or one of its subsidiaries is not in compliance with any of the Data Protection Requirements, (C) are not currently participating, in whole or in part, in any investigation, remediation, or other corrective action relating to any of the Data Protection Requirements; and (D) are not a party to any order, decree, or agreement by any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability relating to any Data Protection Requirement, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(uu)    The statistical and market-related data included in the Pricing Prospectus and the Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, are based on, or derived from, the Company’s internal analyses (including good faith estimates) or are derived from sources that the Company believes to be reliable and accurate in all material respects;

(vv)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ww)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no debt securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act;

(xx)    With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans in effect at the relevant time, the Exchange Act (only to the extent that the Stock Options in question were granted on or after September 28, 2021) and all other laws and regulatory rules or requirements in effect and applicable at the time of grant, including, where applicable, the rules of the Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects;

(yy)    (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(zz)    There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(aaa)    Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares;

(bbb)    The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(ccc)    No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Registration Statement, the Pricing Prospectus and the Prospectus;

(ddd)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(eee)    The interactive data in XBRL, if any, included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto to the extent required;

(fff)    Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the government of the Cayman Islands or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in the Cayman Islands, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement (except that stamp duty would be payable on this Agreement if this Agreement were executed in or brought to the Cayman Islands, or produced before a Cayman Islands court), (ii) the issuance and delivery of the Shares in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus or (iii) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Pricing Disclosure Package, in each case, other than any such tax that the Company is required to bear pursuant to Section 5(m) or Section 7;

(ggg)    Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Cayman Islands, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 20 hereof, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(hhh)    Any final judgment for a fixed (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York in respect of any suit, action or proceeding against the Company based upon this Agreement is expected to be enforceable against the Company by the courts of the Cayman Islands, without reconsideration or reexamination of the merits as a matter of Cayman Islands common law, where the judgment (i) is final and conclusive; (ii) is one in respect of which the relevant court had jurisdiction over the Company (as defendant) according to Cayman Islands conflict of law rules and the relevant court was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice; (iii) is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief; and (iv) was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. The choice of laws of the State of New York as the governing law of this Agreement will be regarded as a valid and binding choice of law and will be upheld by the courts of the Cayman Islands as a valid choice of law in any action on this Agreement, provided that: (i) the choice of law has been made in good faith; and (ii) will be regarded as a valid and binding selection which will be upheld in the courts of the State of New York and all relevant jurisdictions. The choice of law under this Agreement may not be upheld and applied by the courts of the Cayman Islands as a valid choice of law and the proper law of this Agreement in proceedings brought before them in relation to this Agreement where those laws (i) are considered by the courts of the Cayman Islands to be procedural in nature; (ii) which are revenue or penal laws; or (iii) the application of which would be inconsistent with public policy as that term is interpreted under Cayman Islands law. The Company has the power to submit, and pursuant to Section 22 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York in any action on this Agreement and has validly and irrevocably waived any objection to the laying of venue of any such suit, action or proceeding brought in such court;

(iii)    The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Cayman Islands law or public policy;

(jjj)    Subject to the disclosure in the Pricing Disclosure Package and the Prospectus, based on the current and expected composition of its income and assets and the value of its assets (including the proceeds from the sale of the Shares), the Company does not expect to be a “passive foreign investment company” for U.S. federal income tax purposes for its current taxable year or in the foreseeable future;

(kkk)    No governmental or regulatory approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared or paid by the Company to the holders of Shares. Under current laws and regulations of the Cayman Islands, any amount payable with respect to the Shares upon solvent liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of the Cayman Islands, and no such payments made to the holders thereof or therein who are non-residents of the Cayman Islands will be subject to income, withholding or other similar taxes under laws and regulations of the Cayman Islands or Cayman Islands regulatory or tax authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any regulatory or taxing authority thereof or therein;

(lll)    The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is incorporated or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;

(mmm)    Any holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of incorporation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Cayman Islands may be required, on the application of the Company (as defendant to the action or proceeding), to give such security for the Company’s costs (as defendant) of the action or other proceedings in such manner, at such time and on such terms (if any) as the Cayman Islands court may think just;

2.    Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[●], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2022 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Cooley LLP, 3 Embarcadero Center, 20th Floor, San Francisco, California 94111-4004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A virtual meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration

Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or any part thereof or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required) or to subject itself to taxation in any jurisdiction in which it was not otherwise subject to taxation or to provide a prospectus or other disclosure or similar document in such jurisdiction;

(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus, Preliminary Prospectus and any supplements and amendments thereto or to the Registration Statement in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and, before amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, to furnish you a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which you reasonably object, and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)    To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)    During the period beginning from the date of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, loan, hedge, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, (ii) enter into any hedging, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option or purchase plans existing on, or upon the conversion, exercise or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) or (iii) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of Goldman Sachs & Co. LLC, Evercore Group L.L.C., SVB Securities LLC and Raymond James & Associates, Inc., provided, however, that the Company may (A) effect the offer and sale of the Shares contemplated hereby, (B) issue Common Shares or options to purchase Common Shares or other equity awards, or issue Common Shares upon exercise of options, pursuant to any stock option, stock bonus, stock purchase or other stock plan or arrangement, existing contractual arrangement or an inducement award described in the Pricing Disclosure Package or upon conversion, exercise or exchange of warrants or convertible or exchangeable securities outstanding as of the date of this Agreement, (C) file a Registration Statement on Form S-8 or successor form thereto relating to the Common Shares or stock options granted pursuant to or reserved for issuance under any share-based compensation plans of the Company described in the Pricing Disclosure Package, (D) issue Common Shares or Related Securities in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with such acquisition and file a Registration Statement on Form F-4, or another applicable form, in connection therewith, or (E) issue Common Shares or Related Securities in connection with joint ventures, commercial relationships or other strategic transactions (including, without limitation, marketing or distribution arrangements, collaboration agreements, intellectual property licensing agreements or lending agreements or arrangements); provided, further, that in the case of immediately preceding clauses (B), (D), and (E), each director or executive officer appointed after the date of this Agreement that is a recipient of such Common Shares, Related Securities or other securities during the Lock-Up Period shall enter into a lock-up agreement, substantially to the effect set forth in Annex I hereto; provided, further, that in the case of immediately preceding clauses (D) and (E), the aggregate number of Common Shares issued or underlying such Related Securities issued in connection with all such acquisitions and other transactions does not exceed 5% of the aggregate number of Common Shares outstanding immediately following the consummation of the offering of the Shares pursuant to this Agreement. For purposes of the foregoing, “Related Securities” shall mean any options or warrants to acquire shares or any securities exchangeable or exercisable for or convertible into shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Shares;

(f)    During a period of three years from the effective date of the Registration Statement, for so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (to the extent published by the Company), provided that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to the Underwriters at the time furnished to, or filed with, the Commission;

(g)    During a period of three years from the effective date of the Registration Statement, so long as the Company remains subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, provided that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to the Underwriters at the time furnished to, or filed with, the Commission;

(h)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)    To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;

(j)    To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act;

(k)    If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m)    To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery;

(n)    Neither the Company nor any of its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares; and

6.    To indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale, issuance or delivery of the Shares by the Company to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future Cayman Islands taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication prepared or authorized by it would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission, provided that this representation and warranty shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on, and in conformity with, the Underwriter Information;

(d)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act, and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)    Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act.

7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents required to be printed in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incidental to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all other costs and expenses incidental to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (ix) any documentary, stamp, registration or similar issuance tax on the sale, issuance and delivery of the Shares to the Underwriters and on the execution and delivery of this Agreement, provided that the reasonable fees of counsel for the Underwriters referred to in sub clauses (iii) and (v) shall not exceed $35,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, their travel and lodging expenses, stock transfer taxes on the resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Cooley LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d)    Appleby (Cayman) Ltd., Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e)    Goodwin Procter LLP, intellectual property counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(f)    In-house regulatory specialist for the Company shall have furnished their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(g)    On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(h)    (i) The Company and its subsidiaries, taken as a whole, shall not have sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital (other than (a) as a result of the vesting, exercise or settlement, if any, of stock options, restricted share units or restricted shares or the award, if any, of stock options, restricted shares or other equity incentives in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Disclosure Package and the Prospectus, (b) the exercise of warrants, the conversion of convertible notes or the issuance, if any, of shares upon conversion, exchange or exercise of the Company’s securities as described in the Pricing Disclosure Package and the Prospectus or (c) any Common Shares or Related Securities issued in accordance with the terms of this Agreement) or increase in the long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Underwriters’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or

(v) the occurrence of any other calamity or crisis or escalation thereof or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(j)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(k)    The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from each executive officer and director of the Company, Zwanziger Ventures LLC, Zwanziger Family Ventures LLC, Morningside Venture Investments Limited and MVIL, LLC, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to the Representatives;

(l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m)    The Company shall have delivered to the Representatives on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery a certificate of the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives as to the accuracy of certain financial information included in the Registration Statement and the Pricing Disclosure Package; and

(n)    The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section 8 and as to such other matters as you may reasonably request.

9.    (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses whatsoever reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary

Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [●] paragraph under the caption “Underwriting”, and the information contained in the [●] paragraphs under the caption “Underwriting”.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party and the indemnified party shall have mutually agreed to the contrary. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(a)    If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.    The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, broker-dealer, affiliate or controlling person of any Underwriter, or the Company, or any employee, officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

12.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman Sachs & Co. LLC, Evercore Group L.L.C., SVB Securities LLC and Raymond James & Associates, Inc. on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (ii) Evercore Group L.L.C., 55 East 52nd Street, New York, New York 10055, Attention: ECM General Counsel; (iii) SVB Securities LLC, Attention: Stuart Nayman, Esq., 1301 Avenue of the Americas, 12th Floor, New York, New York 10019; and (iv)Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel, with a copy to Ian Lopez and John Satory of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, 100 Bishopsgate, London EC2N 4AG United Kingdom; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided further that notices under Section 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (ii) Evercore Group L.L.C., 55 East 52nd Street, New York, New York 10055, Attention: ECM General Counsel; (iii) SVB Securities LLC, Attention: Stuart Nayman, Esq., 1301 Avenue of the Americas, 12th Floor, New York, New York 10019; and (iv)Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, or any director, officer, employee or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.    The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.    This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Underwriter agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Underwriter agree to submit to the jurisdiction of, and to venue in, such courts. The Company and each Underwriter agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Underwriter and may be enforced in any court of competent jurisdiction by a suit upon such judgment.

18.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, and (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

20.    The Company agrees to indemnify each Underwriter, each employee, officer and director of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter (or employee, officer of director of such Underwriter, as applicable), such Underwriter agrees to pay (or shall procure that the relevant employee, officer or director shall pay, as applicable) to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due.

21.    The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Dorian LeBlanc, located at 221 Crescent Street, 5th Floor, Waltham, MA 02543, United States

as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company, as the case may be, by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.8

22.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

LumiraDx Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

Evercore Group L.L.C.

By:
Name:
Title:

SVB Securities LLC

By:
Name:
Title:

Raymond James & Associates, Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
Evercore Group L.L.C.
SVB Securities LLC
Raymond James & Associates, Inc.

Total

SCHEDULE II

(a)    Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[None.]

(b)    Additional Documents Incorporated by Reference:

[None.]

(c)    Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[●].

The number of Shares purchased by the Underwriters is [●].

[Add any other pricing disclosure]

(d)    Written Testing-the-Waters Communications

[To add TTW Presentations, if any]

ANNEX I

FORM OF LOCK-UP AGREEMENT

LUMIRADX LIMITED

                                 , 2022

Goldman Sachs & Co. LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198

c/o	Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055

c/o	SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019

c/o	Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Re: LumiraDx Limited – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with LumiraDx Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), providing for a public offering (the “Public Offering”) of common shares (the “Shares”), par value $0.0000028 per common share, of the Company (the “Common Shares”), pursuant to a Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date that is 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares (such Common Shares, Ordinary Shares (as defined below) options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer, except as permitted hereunder, during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may:

(a)

transfer the undersigned’s Lock-Up Securities (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlled or managed by or under common control with the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned to its shareholders, partners, members or other equityholders or to the estate of any such shareholders, partners, members or other equityholders, (vii) by operation of law or court order, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee, (ix) if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s Common Shares acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the closing date of the Public Offering, (x) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase Common Shares or A ordinary shares, par value $0.0000028 per ordinary share (the “Ordinary Shares”) (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire if not exercised or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting

Agreement is executed (the “Pricing Prospectus”) and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement, (xi) pursuant to any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that is established prior to the date of this Lock-up Agreement, (xii) pursuant to a conversion of Ordinary Shares in accordance with the terms of the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) described in the Prospectus, provided that any securities received upon such conversion shall be subject to the terms of this Lock-Up Agreement, or (xiii) with the prior written consent of Goldman Sachs & Co. LLC, Evercore Group L.L.C., SVB Securities LLC and Raymond James & Associates, Inc. on behalf of the Underwriters; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in a form substantially similar to this Lock-Up Agreement, (C) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(vii), (viii), (ix), (x), (xi) and (xii) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the circumstances of such transfer or distribution;

(b)

enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be required or shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period; and

(c)

transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a proposed Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The undersigned now has, and, except as contemplated by clauses (a) and (c) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any Common Shares, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) September 30, 2022, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By: (duly authorized signature)	(please print complete name of entity)

Name: (please print full name)	By: (duly authorized signature)

Name: (please print full name) Title: (please print full title)